EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference to the Registration Statement on Form S-8 (No. 333-57248) pertaining to the TurboSonic Technologies, Inc. 2000 Stock Plan and to the Registration Statement on Form S-8 (No. 333-120731) pertaining to the TurboSonic Technologies, Inc. 2003 Stock Plan of our report dated September 14, 2006, with respect to the consolidated financial statements of TurboSonic Technologies, Inc. for the year ended June 30, 2006 included in this Annual Report (Form 10-KSB).

/s/ Mintz & Partners LLP
September 21, 2006
Toronto, Ontario, Canada